Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 26, 2006 (except for Note 11, as to which the date is January 31, 2006), relating to the financial statements of Lpath, Inc. for the years ended December 31, 2005 and 2004, which appears in such Registration Statement. We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in such Registration Statement.

/s/ Levitz, Zacks & Ciceric
Certified Public Accountants
San Diego, California
March 23, 2006